Press Release

Excelerate Energy Reports Strong Second Quarter 2026 Results

The Woodlands, TX, August 5, 2026 – Excelerate Energy, Inc. (NYSE: EE) (Excelerate or the Company) today reported its financial results for the second quarter ended June 30, 2026.

RECENT Highlights

•
Reported Net Income of $50.1 million for the second quarter
•
Reported Adjusted EBITDA of $120.1 million for the second quarter
•
Executed a definitive agreement in June 2026 with Sociedad Portuaria Puerto Bahia, a subsidiary of Frontera Energy Corporation, to redeploy the FSRU Express to a new LNG import terminal in Colombia for seven years
•
Executed a definitive agreement to purchase a new LNG carrier, the Methane Patricia Camila, which will serve as the dedicated vessel for the Company's first FSRU conversion project and support expected commercial deployment in early 2028
•
Declared a quarterly cash dividend of $0.09 per share, representing an approximately 13 percent increase from the prior quarter, payable on September 3, 2026

CEO Comment

"Excelerate delivered strong financial and operational results in the second quarter, reflecting the earnings power of our contracted infrastructure portfolio and the strength of our global business. We continued to demonstrate our ability to adapt to changing market conditions while advancing our strategic priorities," said Steven Kobos, President and CEO of Excelerate Energy.

Kobos continued, "That approach is reflected in the progress we've made this year. We are creating value from the assets we operate today while laying the groundwork for future growth, which includes continuing to progress our integrated Iraq LNG import terminal and advancing our first FSRU conversion. These actions are intended to expand our global footprint and provide us with a visible, sequenced pathway to long-term growth. We remain committed to our strategy to drive meaningful value creation for our shareholders."

Second quarter 2026 Financial REsults

	For the three months ended
(in millions, except per share amounts)	June 30, 2026	March 31, 2026	June 30, 2025
Revenues	$329.3	$433.4	$204.6
Operating Income	80.9	82.0	43.4
Net Income	50.1	50.0	20.8
Adjusted Net Income (1)	50.1	50.0	46.8
Adjusted EBITDA (1)	120.1	122.2	107.1
Earnings Per Share (diluted)	0.37	0.37	0.15
Adjusted Earnings Per Share (diluted) (1)	0.37	0.37	0.34

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net Income for the second quarter of 2026 was in line with the prior quarter, while Adjusted EBITDA decreased slightly from the prior quarter primarily due to LNG, gas and power seasonal impacts, partially offset by higher margins for Jamaica.

Net Income and Adjusted EBITDA for the second quarter of 2026 both increased from the prior year second quarter primarily due to a full quarter contribution from the Jamaica platform. The increase in Net Income also reflected the absence of acquisition-related transition and transaction expenses incurred in the prior year period, partially offset by higher interest expense related to the 2030 Notes.

Key Commercial Updates

In May 2026, Excelerate executed a nine-month time charter party agreement with Jordan’s National Electric Power Company, NEPCO, to deploy the Excelerate Acadia to the country's existing LNG terminal in Aqaba. The Excelerate Acadia commenced operations in early July 2026. The interim deployment enhances Jordan's energy security by providing additional regasification capacity and generates incremental earnings for Excelerate while the Company continues to advance the Iraq integrated import terminal, discussed further below.

In June 2026, Excelerate executed a seven-year time charter party agreement with Sociedad Portuaria Puerto Bahia, a subsidiary of Frontera Energy Corporation (TSX:FEC), to redeploy the FSRU Express to a new LNG import terminal under development in Colombia. The agreement includes multiple extension options. Following completion of its current charter and planned dry dock later this year, the FSRU Express is expected to begin service in Colombia in the first quarter of 2027. The redeployment secures long-term utilization of the asset, provides improved economic terms relative to its current deployment and creates a visible source of near-term earnings growth.

In July 2026, Excelerate entered into a definitive agreement to acquire an LNG carrier, the Methane Patricia Camila, which will serve as the dedicated vessel for the Company's first FSRU conversion project. The acquisition represents an important milestone as Excelerate advances engineering, commercial development and project planning activities associated with the conversion initiative. Based on current planning assumptions, the converted FSRU is expected to be available for commercial deployment in early 2028.

In October 2025, Excelerate executed a definitive commercial agreement with a subsidiary of Iraq's Ministry of Electricity for the development of the country's first LNG import terminal. The integrated project includes a five-year agreement for regasification services and LNG supply, with extension options, and a minimum contracted offtake of 250 million standard cubic feet per day. Despite the ongoing conflict in the Middle East, the Company continues to advance the project while adapting its execution plans as conditions evolve. Excelerate continues to closely monitor developments across the region, with safety and security remaining central to project planning and execution. Engineering and procurement activities are nearing completion. Site clearance and dredging activities continue in preparation for construction, and materials required for the terminal have been staged globally and are being mobilized based on construction priorities. Based on current planning assumptions, the integrated terminal is expected to commence operations early in the second quarter of 2027.

Liquidity and capital resources

As of June 30, 2026, Excelerate had $342.4 million in unrestricted cash and cash equivalents and the Company had no letters of credit under its revolving credit facility. All of the $500 million of capacity under the revolving credit facility was available for borrowings as of June 30, 2026.

QUARTERLY CASH DIVIDEND UPDATE

On July 30, 2026, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.09 per share, or $0.36 per share on an annualized basis, of Class A common stock, representing an approximately 13 percent increase from the prior quarter. The dividend is payable on September 3, 2026, to Class A common stockholders of record as of the close of business on August 19, 2026. The dividend increase is consistent with Excelerate’s previously announced target of a low double-digit annual dividend growth rate commencing in 2026 and continuing through 2028.

revised 2026 Financial Outlook

Excelerate has raised and narrowed its full-year 2026 Adjusted EBITDA guidance range. For the full year, Adjusted EBITDA is now expected to range between $490 million and $515 million. Committed growth capital guidance has increased and is now expected to range between $380 million and $400 million for the full year. The increase reflects capital spending related to the FSRU conversion project and certain Iraq-related project costs that are now expected to be incurred in 2026 rather than 2027. The total estimated cost of the Iraq LNG terminal remains in line with the previously communicated capex range. Maintenance capex is now expected to range between $85 million and $95 million. The decrease reflects the expected deferral of the FSRU Exquisite dry dock into 2027.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, August 6, 2026. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG and power infrastructure company located in The Woodlands, Texas. Excelerate helps countries around the world enhance their energy security by providing reliable energy infrastructure and increasing access to global LNG markets. The Company delivers services along the LNG to power value chain, including floating regasification terminals, downstream infrastructure development, LNG supply, and power generation. Excelerate has a presence in Abu Dhabi, Antwerp,

Aqaba, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, Jamaica, Karachi, London, Rio de Janeiro, Singapore, Washington, D.C., and Wilhelmshaven. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies, and you are cautioned not to place undue reliance on this information. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other non-recurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2026 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less cost of LNG, gas and power and operating expenses, excluding depreciation and amortization, to measure its operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight into profitability and true operating performance excluding the implications of the historical cost basis of the Company’s assets.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus tax-effected transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight into profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because management believes it is a useful indicator of the Company’s operating performance. The Company defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. For the foregoing reasons, Adjusted EBITDA has significant limitations that affect its use as an indicator of the Company’s profitability and valuation.

Adjusted Earnings Per Share

The Company uses Adjusted Earnings Per Share ("EPS"), a non-GAAP financial measure, which it defines as diluted EPS plus the per share impact of its tax-effected transition and transaction expenses. Management believes Adjusted EPS is useful because it provides insight on per share profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding: the advancement and expected timing of our development of Iraq’s first LNG import terminal; our future results of operations or financial condition, including our 2026 outlook, business strategy and plans, including our first FSRU conversion project; economic conditions, both generally and in particular in the regions in which we operate or plan to operate; objectives of management for future operations, our share repurchase program, and projections regarding annual results, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2025, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed project startup receipt of payment or existing or anticipated project cancellation; our ability to realize the anticipated benefits of the Jamaica acquisition, and our ability to manage integration risks of the Jamaica acquisition including expected accretion to earnings per share and the expected increase to our operating cash flow; the competitive market for LNG regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; risks associated with conducting business outside of the United States, including political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our floating regasification terminals; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; the technical complexity of our infrastructure assets; the risks inherent in operating our infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our floating regasification terminals; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including trade and tariff developments, wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that we have a reasonable basis for the forward-looking statements contained herein, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(In thousands, except share and per share amounts)
Revenues
LNG, gas and power	$168,811	$275,176	$55,723
Terminal services	160,454	158,263	148,833
Total revenues	329,265	433,439	204,556
Operating expenses
Cost of LNG, gas and power (exclusive of items below)	135,333	243,045	40,427
Operating expenses	56,075	53,084	46,023
Depreciation and amortization	32,670	31,007	25,518
Selling, general and administrative expenses	24,291	24,336	21,543
Transition and transaction expenses	—	—	27,659
Total operating expenses	248,369	351,472	161,170
Operating income	80,896	81,967	43,386
Other income (expense)
Interest expense	(24,161)	(24,538)	(20,683)
Interest expense – related party	(3,056)	(3,071)	(3,249)
Earnings from equity method investment	642	604	600
Other income, net	1,692	4,476	6,285
Income before income taxes	56,013	59,438	26,339
Provision for income taxes	(5,939)	(9,460)	(5,574)
Net income	50,074	49,978	20,765
Less net income attributable to non-controlling interests	37,997	37,658	16,036
Net income attributable to shareholders	$12,077	$12,320	$4,729

Net income per common share – basic	$0.38	$0.38	$0.15
Net income per common share – diluted	$0.37	$0.37	$0.15
Weighted average shares outstanding – basic	31,733,765	32,078,044	31,489,508
Weighted average shares outstanding – diluted	32,362,952	32,982,088	32,162,826

Excelerate Energy, Inc.

Consolidated Balance Sheet

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$342,449	$538,234
Current portion of restricted cash	3,232	3,239
Accounts receivable, net	97,414	82,714
Current portion of net investments in sales-type leases	29,733	38,870
Other current assets	122,436	90,308
Total current assets	595,264	753,365
Restricted cash	15,509	15,045
Property and equipment, net	2,357,295	2,132,045
Intangible assets, net	351,398	359,221
Goodwill	235,188	234,994
Operating lease right-of-use assets	155,504	167,188
Net investments in sales-type leases	324,085	337,944
Investments in equity method investee	19,604	18,095
Deferred tax assets, net	24,469	25,224
Other assets	84,725	88,340
Total assets	$4,163,041	$4,131,461
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$71,010	$46,570
Accrued liabilities and other liabilities	144,518	123,027
Current portion of deferred revenues	30,426	57,135
Current portion of long-term debt	23,994	23,521
Current portion of long-term debt – related party	10,035	10,521
Current portion of operating lease liabilities	25,032	23,904
Current portion of finance lease liabilities	25,759	25,382
Total current liabilities	330,774	310,060
Long-term debt, net	902,151	912,788
Long-term debt, net – related party	145,905	151,431
Operating lease liabilities	127,125	138,744
Finance lease liabilities	132,423	144,608
TRA liability	49,966	51,122
Asset retirement obligations	64,483	62,799
Long-term deferred revenues	28,237	29,196
Deferred tax liability	66,828	64,654
Other long-term liabilities	43,100	36,981
Total liabilities	$1,890,992	$1,902,383
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 35,183,557 shares issued as of June 30, 2026 and 34,710,832 shares issued as of December 31, 2025)	35	35
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of June 30, 2026 and December 31, 2025)	82	82
Additional paid-in capital	658,998	634,811
Retained earnings	121,750	102,640
Accumulated other comprehensive loss	(510)	(112)
Treasury stock (3,774,932 shares as of June 30, 2026 and 2,685,679 shares as of December 31, 2025)	(93,543)	(54,981)
Non-controlling interests	1,585,237	1,546,603
Total equity	2,272,049	2,229,078
Total liabilities and equity	$4,163,041	$4,131,461

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the six months ended
	June 30, 2026	June 30, 2025
Cash flows from operating activities	(In thousands)
Net income	$100,052	$72,888
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	63,677	47,161
Amortization of operating lease right-of-use assets	12,707	3,343
ARO accretion expense	1,680	960
Amortization of debt issuance costs	2,910	4,444
Deferred income taxes	3,248	845
Share of net earnings in equity method investee	(1,246)	(1,196)
Distributions from equity method investee	900	1,530
Long-term incentive compensation expense	6,628	5,358
Loss on non-cash items	4	—
Changes in operating assets and liabilities:
Accounts receivable	(15,600)	85,578
Other current assets and other assets	(27,400)	1,864
Accounts payable and accrued liabilities	43,686	16,182
Current portion of deferred revenue	(26,709)	(28,218)
Net investments in sales-type leases	22,996	21,101
Operating lease assets and liabilities	(11,513)	(3,196)
Other long-term liabilities	(1,776)	13,305
Net cash provided by operating activities	$174,244	$241,949

Cash flows from investing activities
Net cash paid for acquisition	—	(1,048,091)
Purchases of property and equipment	(283,833)	(77,408)
Net cash used in investing activities	$(283,833)	$(1,125,499)

Cash flows from financing activities
Proceeds from issuance of Class A Common stock, net	—	201,904
Repurchase of Class A Common Stock	(28,426)	—
Proceeds from issuance of long-term debt	—	800,000
Repayments of long-term debt	(12,019)	(175,172)
Repayments of long-term debt – related party	(6,012)	(4,768)
Payment of debt issuance costs	—	(19,376)
Principal payments under finance lease liabilities	(11,392)	(10,714)
Taxes withheld for long-term incentive compensation	(3,073)	(1,027)
Dividends paid	(5,215)	(3,382)
Distributions	(20,723)	(13,984)
Other financing activities	902	(433)
Net cash provided by (used in) financing activities	$(85,958)	$773,048

Effect of exchange rate on cash, cash equivalents, and restricted cash	219	88

Net decrease in cash, cash equivalents and restricted cash	(195,328)	(110,414)

Cash, cash equivalents and restricted cash
Beginning of period	$556,518	$554,495
End of period	$361,190	$444,081

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of Adjusted Gross Margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(In thousands)
LNG, gas and power	$168,811	$275,176	$55,723
Terminal services	160,454	158,263	148,833
Cost of LNG, gas and power	(135,333)	(243,045)	(40,427)
Operating expenses	(56,075)	(53,084)	(46,023)
Depreciation and amortization expense	(32,670)	(31,007)	(25,518)
Gross Margin	$105,187	$106,303	$92,588
Depreciation and amortization expense	32,670	31,007	25,518
Adjusted Gross Margin	$137,857	$137,310	$118,106

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(In thousands)
Net income	$50,074	$49,978	$20,765
Add back:
Transition and transaction expenses	—	—	27,659
Tax impact on adjustments	—	—	(1,615)
Adjusted Net Income	$50,074	$49,978	$46,809

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended
	June 30, 2026	March 31, 2026	June 30, 2025
	(In thousands)
Net income	$50,074	$49,978	$20,765
Interest expense	27,217	27,609	23,932
Provision for income taxes	5,939	9,460	5,574
Depreciation and amortization expense	32,670	31,007	25,518
Accretion expense	846	834	483
Long-term incentive compensation expense	3,344	3,284	3,206
Transition and transaction expenses	—	—	27,659
Adjusted EBITDA	$120,090	$122,172	$107,137

The following table presents a reconciliation of Adjusted Dilutive EPS to the GAAP financial measures of dilutive EPS for each of the periods indicated.

	For the three months ended
	June 30, 2026	March 31, 2026	June 30, 2025
Earnings Per Share (diluted)	$0.37	$0.37	$0.15
Add back:
Transition and transaction expenses	—	—	0.24
Tax impact on adjustments	—	—	(0.05)
Adjusted Earnings Per Share (diluted)	$0.37	$0.37	$0.34

	2026E	2026E
(In millions)	Low Case	High Case
Income before income taxes	$230	$261
Interest expense	112	107
Depreciation and amortization expense	132	128
Accretion expense	4	3
Long-term incentive compensation expense	12	16
Adjusted EBITDA	$490	$515

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.